Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

OCZ TECHNOLOGY GROUP, INC., et al.[1]	Case No. 13-13126 (PJW)

Debtors.	Jointly Administered

RE: Docket No. 15 & 123

ORDER (A) APPROVING BIDDING AND AUCTION PROCEDURES,

(B) APPROVING BID PROTECTIONS FOR THE SALE OF THE DEBTORS’ ASSETS,

(C) SCHEDULING AN AUCTION AND SALE HEARING, (D) ESTABLISHING

CERTAIN NOTICE PROCEDURES FOR DETERMINING CURE AMOUNTS

FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSIGNED,

AND (E) GRANTING RELATED RELIEF

Upon consideration of the motion (the “Motion”)2 of the Debtors for entry of this order (the “Bidding Procedures Order”): (A) establishing bidding and auction procedures (the “Bidding Procedures”) to be employed with respect to the sale (the “Sale”) of the assets (the “Assets”) of OCZ Technology Group, Inc. (“OCZ”) and its affiliated debtors and debtors in possession in their above-captioned chapter 11 cases (the “Chapter 11 Cases”) pending in this Court; (B) approving the proposed bid protections, including, without limitation, the termination fee (the “Termination Fee”) and expense reimbursement (the “Expense Reimbursement”) for Toshiba Corporation or its designee (the “Stalking Horse Bidder”) in accordance with that certain Asset Purchase Agreement dated December 2, 2013 (the “Stalking Horse APA” and the bid of the Stalking Horse Bidder, the “Stalking Horse Bid”) for the purchase of the Assets; (C) scheduling an auction (the “Auction”) and a sale hearing (the “Sale Hearing”) for the Sale

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: OCZ Technology Group, Inc. (1093); Indilinx, Inc. (0763); and Sanrad, Inc. (2916). The Debtors’ principal offices are located at 6373 San Ignacio Avenue, San Jose, California 95119.
[2]	Capitalized terms used but otherwise not defined herein shall have the meanings ascribed to them in the Motion.

of the Assets free and clear of all Interests (as defined in the Bidding Procedures); and (D) granting certain related relief; and it appearing that the relief requested, as modified herein, is in the best interests of the Debtors’ estates, their creditors, and other parties in interest; and it appearing that this Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334; and it appearing that this Motion is a core proceeding pursuant to 28 U.S.C. § 157; and adequate notice of the Motion and opportunity for objection having been given, with no objections or requests for hearing having been filed, or all objections to the relief requested in the Motion with respect to the Bidding Procedures that have not been withdrawn, waived, or settled as announced at the Bidding Procedures Hearing (as defined below) or resolved by stipulation signed by the Debtors and filed with this Court, having been overruled, as the case may be; and it appearing that no other notice need be given; and after due deliberation and sufficient cause therefore, it is hereby:

FOUND AND DETERMINED THAT:

A. This Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2). The statutory predicates for the relief sought herein are sections 105, 363, and 365 of the Bankruptcy Code and Rules 2002, 6004 and 6006 of the Federal Rules of Bankruptcy Procedures (the “Bankruptcy Rules”). Venue for the Chapter 11 Cases and this Motion in this District is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

B. The Debtors have (i) articulated good and sufficient reasons to this Court to grant the relief requested in the Motion, the Stalking Horse APA, and the Bidding Procedures, all as modified herein, and (ii) demonstrated sound business justifications to support such relief.

C. The Motion proposes the Sale of substantially all of the Debtors’ Assets (other than the Debtors’ power supply business). Given the Debtors’ financial condition, a prompt sale of the Assets is critical in order to maintain the going concern value of the Debtors’ operations for the benefit of the Debtors’ estates and their creditors.

D. The Bidding Procedures, substantially in the form attached hereto as Exhibit 1, are fair, reasonable, and appropriate, and are designed to maximize the value of the Debtors’ estates.

E. The Debtors and the Stalking Horse Bidder entered into the Stalking Horse APA, which was filed with the Court as Exhibit A to the proposed Sale Order, which is attached to the Motion as Exhibit B. The provisions of the Stalking Horse APA and the Bidding Procedures are reasonable, contained material inducements to the Stalking Horse Bidder, were reasonably relied upon by the Stalking Horse Bidder in deciding to enter into the Stalking Horse APA, and are designed to achieve the highest or otherwise best price for the Assets.

F. The Debtors have demonstrated a compelling and sound business justification for authorizing and requiring the payment of the Termination Fee, the Expense Reimbursement, and the Stalking Horse Advance Payoff (as defined below). The Bidding Procedures, including, but not limited to, the Termination Fee, the Expense Reimbursement, and the Stalking Horse Advance Payoff, are fair and reasonable, provide a material benefit to the Debtors’ estates and creditors, and were negotiated by the Debtors in good faith and at arm’s length.

G. The Debtors’ payment to the Stalking Horse Bidder (under the conditions of and as set forth in the Stalking Horse APA and herein) of the Termination Fee, the Expense Reimbursement and the Stalking Horse Advance Payoff is (i) an actual and necessary cost and expense of preserving the Debtors’ estates, within the meaning of section 503(b) of the

Bankruptcy Code; (ii) of substantial benefit to the Debtors’ estates; (iii) reasonable and appropriate, in light of, among other things, (a) the size and nature of the proposed sale under the Stalking Horse APA, (b) the substantial efforts that have been and will be expended by the Stalking Horse Bidder in performing the substantial due diligence and incurring the expenses necessary and entering into the Stalking Horse APA with the knowledge and risk that arises from participating in the sale and subsequent bidding process, and (c) the benefits that the Stalking Horse Bidder has provided to the Debtors’ estates and creditors and all parties in interest herein (including by its willingness to provide financing to the Debtors), notwithstanding that the proposed sale is subject to higher or better offers; and (iv) necessary to ensure that the Stalking Horse Bidder will continue to pursue its proposed acquisition of the Assets. In particular, the Stalking Horse APA and Bidding Procedures were the culmination of a process undertaken by the Debtors and their professionals to negotiate a transaction with a bidder who was prepared to pay the highest or otherwise best purchase price to date for the Assets in order to maximize the value of the Debtors’ estates.

H. Paragraph 37 of the Bidding Procedures and Paragraph 5 of this Bidding Procedures Order, which require that any Non-Stalking Horse Purchaser (as defined below) to indefeasibly pay by wire transfer of immediately available funds the Stalking Horse Advance Payoff Amount as provided in paragraph 37 of the Bidding Procedures and Paragraph 5 of this Bidding Procedures Order, is a reasonable bidding procedure under the circumstances.

I. The payment of (a) the Termination Fee, by wire transfer of immediately available funds and in accordance with Section 7.11 of the Stalking Horse APA, (b) the Expense Reimbursement, in cash and in accordance with Section 7.3 of the Stalking Horse APA, and (c) the Stalking Horse Advance Payoff, in accordance with the Bidding Procedures and this

Bidding Procedures Order, should be approved because, among other things, (i) no other party to date has entered into an asset purchase agreement for the acquisition of the Assets on terms acceptable to the Debtors, (ii) the execution of the Stalking Horse APA is a necessary prerequisite to determining whether any party other than the Stalking Horse Bidder is willing to enter into a definitive agreement for the acquisition of the Assets on terms acceptable to the Debtors and their creditor constituency, (iii) the protections afforded to the Stalking Horse Bidder by the Termination Fee, the Expense Reimbursement, and the Stalking Horse Advance Payoff were material inducements for, and express conditions of, the Stalking Horse Bidder’s willingness to enter into the Stalking Horse APA, and (iv) the Stalking Horse Bidder is unwilling to commit to hold open its offer to acquire the Assets under the terms of the Stalking Horse APA and to provide financing for the Chapter 11 Cases (in accordance with the terms of all applicable financing documents) unless it is assured of the payment of the Termination Fee, the Expense Reimbursement, and the Stalking Horse Advance Payoff Amount.

J. The assurance of the payment of the Termination Fee, the Expense Reimbursement, and the Stalking Horse Advance Payoff (i) will promote more competitive bidding by inducing the Stalking Horse Bid, which otherwise would not have been made, without which competitive bidding would be limited, and which may be the highest and best available offer for the Assets, (ii) has induced the Stalking Horse Bidder to research the value of the Assets, conduct extensive due diligence and propose the transactions contemplated by the Stalking Horse APA, including, among other things, submission of a bid that will serve as a minimum or floor bid on which all other bidders can rely, and (iii) will provide a benefit to the Debtors’ estates by increasing the likelihood that the price at which the Assets are sold will reflect their true worth.

K. The Termination Fee, the Expense Reimbursement and the Stalking Horse Advance Payoff are expenses and requirements necessary to maximize the value of the Debtors’ estates, and the entry of this Bidding Procedures Order is in the best interests of the Debtors, their estates, creditors, and all other parties in interest.

L. The Termination Fee and Expense Reimbursement were a material inducement for, and a condition of, the Stalking Horse Bidder’s entry into the Stalking Horse APA.

M. Paragraphs 22(f), (h) and (k) of the Bidding Procedures, which require that any competing bid must exceed the Stalking Horse Bid by the Overbid Amount (as defined in the Bidding Procedures), and that each successive bid must be in cash and exceed the prior bid by the Minimum Bid Increment (as defined in the Bidding Procedures), are reasonable bidding procedures under the circumstances.

N. Notice of the Motion, the Bidding Procedures, the proposed entry of this Bidding Procedures Order, and the hearing to consider the Motion, the Bidding Procedures, and the entry of this Bidding Procedures Order (the “Bidding Procedures Hearing”) has been provided as set forth in the Motion, and is appropriate and reasonably calculated to provide all interested parties with timely and proper notice under Bankruptcy Rules 2002, 4001, 6004, and 6006, and no other or further notice of, or hearing on, the Motion or this Bidding Procedures Order is required.

O. The Sale Notice, substantially in the form attached as Exhibit 2 to this Bidding Procedures Order, is reasonably calculated and sufficient to provide interested parties with timely and proper notice of the proposed Sale, including, without limitation: (i) the date and time of the Bidding Deadline and the date, time, and place of the Auction (if one is held); (ii) the Bidding Procedures; (iii) the deadline for filing objections to the Sale and entry of the Sale Order, and the date, time, and place of the Sale Hearing; (iv) a description of the Sale as being free and clear of liens, claims, encumbrances and other interests (except as set forth in the Stalking Horse APA or other Modified Agreement); and (v) notice of the proposed Assumption and Assignment Procedures, and no other or further notice of such matters is necessary or shall be required.

P. The Motion, this Bidding Procedures Order, the Assumption and Assignment Procedures set forth herein, and the Assumption and Assignment Notice substantially in the form attached as Exhibit 3 hereto, are reasonably calculated to provide Contract Counterparties to any Contracts and/or Leases to be assumed by the Debtors and assigned to the Successful Bidder(s) with proper and sufficient notice of the intended assumption and assignment of their Contracts and/or Leases, the procedures in connection therewith, and any Cure Amounts relating thereto.

Q. Entry of this Bidding Procedures Order is in the best interests of the Debtors and their respective estates and creditors, and all other parties in interest.

IT IS THEREFORE, ORDERED, ADJUDGED AND DECREED THAT:

Approval of Bidding Procedures

1. The Motion with respect to the Bidding Procedures is approved as set forth herein. The Bidding Procedures attached hereto as Exhibit 1, including references therein to the Stalking Horse APA, are hereby APPROVED, and fully incorporated into this Bidding Procedures Order, and shall apply with respect to the proposed Sale of the Assets as contemplated in the Motion. The Debtors are authorized to take any and all actions necessary or appropriate to implement the Bidding Procedures.

2. All objections to the relief requested in the Motion with respect to the Bidding Procedures that have not been withdrawn, waived, or settled as announced at the Bidding Procedures Hearing or resolved by stipulation, reasonably acceptable to the Stalking Horse Bidder, signed by the Debtors, and filed with this Court, are overruled on their merits.

Approval of Termination Fee and Expense Reimbursement

3. As a result of the benefit to the Debtors and their estate of the Stalking Horse APA and to provide an incentive and to compensate the Stalking Horse Bidder for performing the substantial due diligence and incurring the expenses necessary and entering into the Stalking Horse APA with the knowledge and risk that arises from participating in the sale and subsequent bidding process, the Debtors shall pay the Stalking Horse Bidder, under the conditions and in the amount set forth in the Stalking Horse APA and this Bidding Procedures Order, a termination fee in the amount of $700,000 (the “Termination Fee”) and to reimburse the Stalking Horse Bidder for actual, reasonable and documented expenses associated with the Stalking Horse APA (including the reasonable fees and costs of the Stalking Horse Bidder’s attorneys and other advisors) in an amount not to exceed $500,000 (the “Expense Reimbursement”). The Termination Fee and the Expense Reimbursement shall be paid in accordance with the Stalking Horse APA, the Bidding Procedures and this Bidding Procedures Order. The Termination Fee and the Expense Reimbursement shall constitute allowed super-priority administrative expense claims against the Debtors on a joint and several basis under sections 503 and 507(b) of the Bankruptcy Code, senior to all other administrative expense claims against the Debtors; provided, however, that the Termination Fee and the Expense Reimbursement shall be subject to and junior to: (a) any super-priority claims arising under the Buyer DIP Facility, and (b) the Carve-Out (as defined under any interim or final order approving the Buyer DIP Facility, or the credit agreement governing the Buyer DIP Facility). The Termination Fee and Expense Reimbursement are reasonable, were material inducements to the Stalking Horse Bidder, were reasonably relied upon by the Stalking Horse Bidder in deciding to enter into the Stalking Horse APA, and are designed to achieve the highest or otherwise best price for the Assets.

4. The Bid Deposit of the Successful Bidder (other than the Stalking Horse Bidder) will be used first to satisfy any Termination Fee and Expense Reimbursement to which the Stalking Horse Bidder is entitled hereunder by reason of its not being the Successful Bidder, and second to satisfy any and all amounts constituting the Stalking Horse Advance Payoff Amount, with the balance, if any, to be released to the Debtors or applied as provided under the Modified Agreement between the Debtors and such Successful Bidder.

Stalking Horse Advance Repayment

5. On the earlier of the Maturity Date (as defined in paragraph 34(b) of the Final DIP Order) or the closing of the sale of any material Asset or Assets of any of the Debtors to a purchaser other than the Stalking Horse Bidder (a “Non-Stalking Horse Purchaser”), such Non-Stalking Horse Purchaser shall indefeasibly pay by wire transfer of immediately available funds the “Buyer Advance Amount” (as defined in the Stalking Horse APA, the “Stalking Horse Advance Payoff Amount” and payment thereof, the “Stalking Horse Advance Payoff”).3

Prepetition Secured Lender Closing Payment

6. In accordance with Paragraph 38 of the Final DIP Order, upon the closing, and directly out of the proceeds of any sale or other disposition of the Debtors’ assets pursuant to the Bidding Procedures, including the sale of such assets pursuant to the Stalking Horse APA, the Prepetition Senior Lender shall be entitled to receive, including, but not limited to, the payment of $1,000,000 of the Senior Lender First Lien Payoff, which amount shall (a) be payable directly to the Prepetition Senior Lender by the Successful Bidder (as defined in the Bidding Procedures), and (b) deducted from the purchase price otherwise payable by such Successful Bidder.

[3]	Subject to reconciliation by the Debtors and the Stalking Horse Bidder, the amount of the Stalking Horse Advance Payoff on or about January 17, 2014 is estimated to be $23,825,000.

Assumption and Assignment Procedures

7. The following procedures regarding the assumption and assignment of the Debtors’ executory contracts and unexpired leases in connection with the Sale (the “Assumption and Assignment Procedures”) are hereby approved, and shall govern the assumption and assignment of all such contracts and leases proposed to be assumed by the Debtors pursuant to section 365(b) of the Bankruptcy Code and assigned to the Successful Bidder pursuant to section 365(f) of the Bankruptcy Code (as defined in the Motion, the “Assigned Contracts”).

8. Within two (2) business days after entry of this Bidding Procedures Order or as soon thereafter as practicable, the Debtors will file with this Court and serve the Assumption and Assignment Notice, substantially in the form attached as Exhibit 3 hereto, by first class mail, postage prepaid, facsimile, electronic transmission, hand delivery or overnight mail on (a) each counterparty under each potential Assigned Contract (a “Contract Counterparty”) and (b) its attorney, if known, in each case, at the last known address available to the Debtors; provided, however, that the presence of any contract or lease on an Assumption and Assignment Notice does not constitute an admission that such Contract or Lease is an executory contract or unexpired lease. The Debtors reserve all of their rights, claims and causes of action with respect to the Assigned Contracts. The Assumption and Assignment Notice shall set forth the following information: (i) the contract(s) and/or lease(s) that may be assumed by the Debtors and assigned to the Stalking Horse Bidder/Successful Bidder(s); (ii) the name and address of the Contract Counterparty thereto; (iii) notice of the proposed effective date of the assignment (subject to the right of the Debtors and/or the Stalking Horse Bidder/Successful Bidder to withdraw such request for assumption and assignment of the Assigned Contract(s) prior to the Closing); (iv) the amount, if any, determined by the Debtors to be necessary to be paid to cure and compensate for any existing default in accordance with sections 365(b) and 365(f)(2) of the Bankruptcy Code (the “Cure Amount”); and (v) the deadlines by which any such Contract Counterparty must file an objection to the proposed assumption and assignment of any Assigned Contract.

9. Any objections to the assumption and assignment of any Assigned Contract (each a “Contract Objection”), including without limitation any objection to the Debtors’ proposed Cure Amount or, with respect to the Stalking Horse Bidder, the provision of adequate assurance of future performance under any Lease or Contract pursuant to section 365 of the Bankruptcy Code (“Adequate Assurance”), must: (a) be in writing and signed by counsel or attested to by the objecting party; (b) filed with the Clerk of the Court, 824 Market Street N, 3rd Floor, Wilmington, DE 19801, by the Sale Objection Deadline (as defined in paragraph 16 below) (or the Supplemental Objection Deadline, as applicable, as defined in paragraph 13 below); (c) identify the lease or contract to which the objector is party; (d) describe with particularity any cure or other compensation the claimant contends is required under section 365 of the Bankruptcy Code (the “Alleged Cure Claim”) and identify the basis(es) of the Alleged Cure Claim under the Contract or Lease; (e) attach all documents supporting or evidencing the Alleged Cure Claim; (f) if the response contains an objection to Adequate Assurance, state with specificity what the objecting party believes is required to provide Adequate Assurance; and (g) be served in accordance with the Local Rules so as to be received on or before the relevant objection deadline by the following parties: (i) the Debtors’ counsel (a) Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801,

(Attn: Michael R. Nestor, Esq.), and by facsimile, (302) 571-1253, and (b) Mayer Brown LLP, 71 S. Wacker Drive, Chicago, Illinois 60606, (Attn: Sean T. Scott, Esq.), and by facsimile, (312) 706-8482; (ii) counsel to the Stalking Horse Bidder, (a) Latham & Watkins LLP, (1) 355 S. Grand Ave., Los Angeles, California 90071-1560, (Attn: Robert A. Klyman, Esq. and Ted. A. Dillman, Esq.), and by facsimile, (213) 891-8763, and (2) 885 Third Avenue, New York, New York 10022, (Attn: Keith A. Simon, Esq.), and by facsimile, (212) 751-4864 and (b) Richards Layton & Finger, P.A., 920 North King Street, Wilmington, Delaware 19801, (Attn: John H. Knight, Esq.) and by facsimile, (302) 498-7512; (iii) counsel to the Committee (a) Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178, (Attn: Eric R. Wilson, Esq.), and by facsimile, (212) 808-7897, and (b) Greenberg Traurig, LLP, 1007 North Orange Street, Suite 1200, Wilmington, Delaware 19801, (Attn: Dennis A. Meloro, Esq.), and by facsimile, (302) 661-7165; (iv) counsel to the Hercules Technology Growth Capital, Inc., Cole, Schotz, Meisel, Forman & Lendard, P.A., Court Plaza North, 25 Main Street, Hackensack, New Jersey 07601, (Attn: Stuart Komrower, Esq.), and by facsimile, (201) 489-1536; (v) counsel to the Prepetition Subordinate Debenture Creditors, Quinn Emanuel Urquhart & Sullivan, 51 Madison Ave., New York, New York 10010 (Attn: Benjamin Finestone, Esq.), and by facsimile (212) 849-7100; and (vi) the Office of the United States Trustee for the District of Delaware, 844 King Street, Suite 2207, Wilmington, Delaware 19801 (Attn: David L. Buchbinder, Esq.) (collectively, the “Assigned Contract Objection Procedures”). Any objection to the Cure Amount or Adequate Assurance which is timely filed and served by any Contract Counterparty in accordance with the Assumption and Assignment Notice and/or the Assigned Contract Objection Procedures, and which is not otherwise resolved by the parties, shall be heard by this Court at the Sale Hearing; provided that the hearing regarding the Alleged Cure Claim may be continued by the Debtors until after the Sale Hearing and/or the Closing.

10. Within 24 hours after the Bid Deadline, or as soon thereafter as practicable, the Debtors shall file and serve a notice identifying those parties that have submitted Qualified Bids. Contract Counterparties shall have until January 15, 2014 at 4:00 p.m. (Prevailing Eastern Time) to file an objection to the provision of adequate assurance of future performance solely with respect to those parties that have submitted Qualified Bids, other than the Stalking Horse Bidder, which deadline is the Sale Objection Deadline.

11. If no Contract Objection is timely and properly filed and served in accordance with this Bidding Procedures Order and the Assigned Contract Objection Procedures, then the Cure Amount, if any, set forth in the Assumption and Assignment Notice shall be binding upon all Contract Counterparties to each such Assigned Contract for all purposes in these Chapter 11 Cases and will constitute a final determination of the total Cure Amount, if any, required to be paid in connection with the assumption by the Debtors and the assignment to any purchaser. In addition, each Contract Counterparty shall be forever barred from objecting to the Cure Amount set forth in the Assumption and Assignment Notice, including, without limitation, the right to assert any additional cure or other amounts with respect to the Assigned Contract. The Court will make its determinations concerning Adequate Assurance under the Assigned Contracts pursuant to section 365(f) of the Bankruptcy Code at the Sale Hearing, or as soon as practicable thereafter.

12. If, at any time after the entry of the Bidding Procedures Order, the Debtors or any Qualified Bidder identify additional prepetition executory contracts and/or unexpired leases to be assumed and assigned to the Stalking Horse Bidder or other Successful Bidder as Assigned

Contracts (whether before or after closing of the Sale), as applicable, the Debtors shall serve a supplemental Assumption and Assignment Notice by facsimile, electronic transmission, hand delivery or overnight mail on the applicable Contract Counterparty (and its attorney, if known) to each supplemental Assigned Contract at the last known address available to the Debtors by no later than ten (10) days before the proposed effective date of the assignment. Each Supplemental Assumption and Assignment Notice shall set forth the following information: (i) the name and address of the Contract Counterparty, (ii) notice of the proposed effective date of the assignment (subject to the right of the Debtors and Stalking Horse Bidder/Successful Bidder to withdraw such request for assumption and assignment of the Assigned Contract prior to the assignment thereof), (iii) identification of the Assigned Contract, (iv) the Cure Amount, if any, and (v) the deadlines by which any such Contract Counterparty must file an objection to the proposed assumption and assignment of any Assigned Contract (each a “Supplemental Assumption and Assignment Notice”).

13. Unless the Contract Counterparty properly files and serves a Contract Objection to the Supplemental Assumption and Assignment Notice in accordance with this Bidding Procedures Order and the Assigned Contract Objection Procedures on or before the earlier of ten (10) days of the date of the Supplemental Assumption and Assignment Notice or the Sale Hearing (the “Supplemental Objection Deadline”), the Debtors shall be authorized to assume and assign the Assigned Contract, subject to the occurrence of the Closing, without further order or notice of hearing. If a Contract Objection is filed and served in accordance with this Bidding Procedures Order and the Assigned Contract Objection Procedures, and the objection cannot be resolved consensually, then the Debtors will schedule a hearing to consider the objection on the next scheduled omnibus hearing date (which may be the Sale Hearing).

14. Any Contract Counterparty failing to timely and properly file and serve a Contract Objection prior to the Sale Objection Deadline (or the Supplemental Objection Deadline, as applicable) in accordance with this Bidding Procedures Order shall be deemed to consent to (i) the treatment of its Assigned Contract under section 365 of the Bankruptcy Code, (ii) the assumption and assignment of its Assigned Contract notwithstanding any anti-alienation provision or other restriction on assumption or assignment, and (iii) the provision of Adequate Assurance of future performance by the applicable assignee.

Auction and Sale Notice

15. Not later than two (2) business days after the entry of this Bidding Procedures Order, the Debtors will cause the Sale Notice, substantially in the form attached hereto as Exhibit 2, to be served by first class mail, e-mail, or facsimile upon (i) the Office of the United States Trustee for the District of Delaware, (ii) counsel to the Stalking Horse Bidder, (iii) counsel for the Hercules Technology Growth Capital, Inc., (iv) counsel for the Committee, (v) all entities known to have asserted any lien, claim, interest or encumbrance in or upon any of the Assets, (vi) those parties who previously executed non-disclosure agreements as part of the process conducted by Deutsche Bank prior to the Petition Date or expressed a bona fide interest in acquiring the Assets in the six (6) months preceding the date of the Motion, (vii) federal, state and local regulatory or taxing authorities which are reasonably ascertainable by the Debtors to have a known interest in the Assets, (viii) known Contract Counterparties to any unexpired leases or executory contracts that could potentially be assumed and assigned to the Successful Bidder, (ix) counsel to the Prepetition Subordinate Debenture Creditors, and (x) those parties who have requested notice pursuant to Bankruptcy Rule 2002. In addition, the Debtors shall provide notice of the Motion, the Bidding Procedures Order and the Auction and Sale Notice on

the website maintained by the Debtors’ notice agent, GCG, Inc. (the “GCG Website”). To provide notice of the sale to equity security holders, the Debtors shall file, not later than three (3) business days after entry of this Bidding Procedures Order, an 8-K with the Securities Exchange Commission that identifies the Sale Hearing and Sale Objection Deadline. Such notice of the Auction, the Sale, the Sale Hearing, and the entry of the Sale Order contained in the Sale Notice and the proposed 8-K shall be good and sufficient for purposes of Bankruptcy Rules 2002, 6004 and 6006, which form of notice is hereby approved, and no other or further notice is or shall be required.

Sale Hearing

16. The Sale Hearing is scheduled for January 16, 2014 at 2:30 p.m. (Prevailing Eastern Time) before the Honorable Peter J. Walsh, United States Bankruptcy Judge, at the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, 6th Floor, Courtroom No. 2, Wilmington, Delaware 19801. Objections to the Sale, if any, must be filed on or before 4:00 p.m. (Prevailing Eastern Time) on January 9, 2014 (the “Sale Objection Deadline”). With the consent of the Successful Bidder (not to be unreasonably withheld), and after consultation with the Committee, the Debtors may adjourn or continue the Sale Hearing from time to time without further notice to parties in interest other than by announcement of the adjournment in open court or on the Bankruptcy Court’s calendar on the date scheduled for the Sale Hearing or any adjourned date.

17. Any Person or entity who fails to timely make an objection to the Sale on or before the Sale Objection Deadline in accordance with this Bidding Procedures Order shall be forever barred from asserting any objection to the Sale, including with respect to the transfer of the Purchased Assets free and clear of all liens, claims, encumbrances and other Interests (as defined in the Bidding Procedures), except as set forth in the Stalking Horse APA or any Modified Agreement (as applicable). Any creditor that receives notice of the Sale Hearing and fails to timely file an objection to the Sale shall be deemed to have consented under section 363(f)(2) of the Bankruptcy Code to a sale free and clear of such creditor’s Interests, if any.

18. At the Sale Hearing, the Debtors, after consultation with the Committee, may present the Successful Bid and Backup Bid to the Bankruptcy Court for approval; provided, however, that the Debtors have reserved all rights not to submit any bid which is not acceptable to the Debtors for approval by the Bankruptcy Court; provided, further, that the Debtors have acknowledged that the Stalking Horse Bid is a Qualified Bid, is acceptable, and shall be submitted to the Bankruptcy Court for approval in the event that there are no other Qualified Bids or the Stalking Horse Bid is designated the Successful Bid at the Auction.

Miscellaneous Provisions

19. The Debtors are authorized and empowered to take such actions as may be necessary or appropriate to implement and effect the terms and requirements established under this Bidding Procedures Order and, subject to any approved budget, to expend such sums of money and do other things as may be necessary and appropriate to comply with the requirements established by the Bidding Procedures and this Bidding Procedures Order.

20. The failure to specifically include or reference any particular provision, section or article of the Bidding Procedures in this Bidding Procedures Order shall not diminish or impair the effectiveness of such procedures, it being the intent of this Court that the Bidding Procedures be authorized and approved in their entirety.

21. In any event of a conflict among this Bidding Procedures Order, the Bidding Procedures, and the Stalking Horse APA, this Bidding Procedures Order shall govern.

22. This Bidding Procedures Order shall be binding on the Debtors, including any chapter 7 or chapter 11 trustee or other fiduciary appointed for the estates of the Debtors. Certain provisions of this Bidding Procedures Order that relate to bid protections shall inure to the benefit of the Stalking Horse Bidder and its affiliates, successors and assigns. The Stalking Horse Bidder shall have standing to appear and be heard on all issues relating to the sale process, the Bidding Procedures, the Auction, and/or the Sale. The Bidding Procedures may not be modified without the prior written consent of the Stalking Horse Bidder, which consent shall not be unreasonably withheld.

23. This Bidding Procedures Order shall constitute the findings of fact and conclusions of law and shall take immediate effect upon execution hereof.

24. Notwithstanding the possible applicability of Bankruptcy Rules 6004(h), 6006(d), 7062, 9014, or otherwise, this Court, for good cause shown, orders that the terms and conditions of this Bidding Procedures Order shall be immediately effective and enforceable upon entry of the Bidding Procedures Order.

25. Except as provided in the Bidding Procedures and this Bidding Procedures Order, this Court shall retain jurisdiction to hear and determine all matters arising from or relating to the implementation of the Bidding Procedures Order.

Dated: December 23, 2013	/s/ PETER J. WALSH
Wilmington, Delaware	PETER J. WALSH UNITED STATES BANKRUPTCY JUDGE

EXHIBIT 1

Bidding Procedures

BIDDING PROCEDURES

1. These bidding procedures (the “Bidding Procedures”) set forth the procedures to be employed with respect to the sale (the “Sale”) of the assets (the “Assets”) of OCZ Technology Group, Inc. and its affiliated debtors and debtors in possession (collectively, the “Debtors”) in their jointly administered chapter 11 cases (lead Case No. 13-13126) pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

2. On December 2, 2013, the Debtors commenced their chapter 11 cases and filed the Motion Pursuant to 11 U.S.C. §§ 105(a), 363, and 365 and Fed. R. Bankr. P. 2002, 6004, and 6006 for (I) Entry of an Order (A) Establishing Bidding and Auction Procedures Related to the Sale of Some or All of the Debtors’ Assets; (B) Approving Bid Protections for Sale of the Assets; (C) Scheduling an Auction and Sale Hearing for the Sale of the U.S. Debtors’ Assets; (D) Establishing Certain Notice Procedures for Determining Cure Amounts; and (E) Granting Certain Related Relief; and (II) Entry of an Order (A) Approving the Sale of the U.S. Debtors’ Assets Free and Clear of All Liens, Claims, Encumbrances and Interests; (B) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; (C) Establishing Rejection Procedures; and (d) Granting Certain Related Relief [D.I. 15] (the “Bidding Procedures and Sale Motion”).

3. On December 23, 2013, the Bankruptcy Court entered its Order (A) Approving Bidding Procedures, (B) Approving Cure Procedures, (C) Establishing Date for Auction and Approving Related Procedures, (D) Scheduling Sale Hearing and Related Deadlines, (E) Approving Form and Manner of Notices, and (F) Granting Related Relief [D.I.         ] (the “Bidding Procedures Order”), thereby approving these Bidding Procedures and scheduling a hearing to consider the approval of the Sale of the Assets to the Successful Bidder (as defined below) for January 16, 2014 at 2:30 p.m. (Prevailing Eastern Time) (the “Sale Hearing”). At the Sale Hearing, the Debtors shall seek entry of an order from the Bankruptcy Court authorizing and approving the Sale of the Debtors’ Assets to the Successful Bidder.

4. Pursuant to the Bidding Procedures Order, the Bankruptcy Court approved Toshiba Corporation or its designee as the stalking horse bidder (the “Stalking Horse Bidder”) for the Assets, as set forth more fully in that certain Asset Purchase Agreement dated December 2, 2013 (the “Stalking Horse APA” and the bid of the Stalking Horse Bidder, the “Stalking Horse Bid”).1

Assets to be Sold

5. The Debtors are offering for sale all of their Assets (other than the Debtors’ power supply business), and Qualified Bidders may submit bids only for all or substantially all of those Assets. The Debtors seek to sell the Assets as a going concern because they have determined, in the exercise of their business judgment, that a sale so constituted will yield the highest or otherwise best offer for the Assets.

[1]	The Stalking Horse APA is attached as Exhibit A to the proposed Sale Order, which is attached as Exhibit B to the Motion. All capitalized terms used, but not otherwise defined, herein shall have the meaning ascribed to them in the Stalking Horse APA.

The Bidding Process

6. The Debtors and their advisors, after consultation with counsel for: (a) the official committee of unsecured creditors (the “Committee”), (b) Hercules Technology Growth Capital, Inc., as prepetition lender (the “Prepetition Lender”), (c) the Prepetition Subordinated Debenture Creditors, (the “Debenture Creditors” and together with the Prepetition Lender, the “Prepetition Secured Lenders”) and (d) the Debtors’ postpetition lender (together with the Prepetition Secured Lenders, the “Secured Lenders”), shall, in their reasonable business judgment, (i) determine whether any person has met the requirements for becoming a Qualified Bidder (as defined below), (ii) coordinate the efforts of Qualified Bidders in conducting their due diligence investigations, (iii) receive Bids (as defined below) from Potential Bidders, and (iv) negotiate any Bids made to purchase all or substantially all of the Assets (collectively, the “Bidding Process”). For the avoidance of doubt, all decisions of the Debtors and their advisors to be made as part of the Sale, including, without limitation, decisions pursuant to these Bidding Procedures, shall be made in consultation with the Committee and the Secured Lenders, regardless of whether a specific provision of these Bidding Procedures mentions or fails to mention such obligation to consult; provided, however, that so long as the Stalking Horse APA has not been terminated in accordance with its terms, or if the other Secured Lenders submit a Bid to acquire any Assets of the Debtors, the Debtors shall not be required to consult with such Secured Lenders.

Due Diligence

7. Subject to execution of a confidentiality agreement on terms reasonably acceptable to the Debtors (a “Confidentiality Agreement”), any party (i) willing to submit any proposal, solicitation or offer (each, a “Bid”) for the Assets and (ii) (a) capable of demonstrating to the Debtors that such party has the financial wherewithal to close a sale of the Debtors’ assets in excess of the purchase price in the Stalking Horse APA or (b) that the Debtors reasonably believe based on their own investigation or knowledge has such financial wherewithal (such party, a “Potential Bidder”), may be granted access to public and non-public information relating to the Assets to facilitate its consideration for making its Bid. Any confidentiality agreement previously entered into between the Debtors and a Potential Bidder in effect on the date of the entry of the Bidding Procedures Order shall be deemed to be a Confidentiality Agreement for the purposes of these Bidding Procedures. Each Confidentiality Agreement will be binding on the respective Potential Bidder for one (1) year following the date of the Auction (unless such Confidentiality Agreement provides for a longer term).

8. The Debtors shall provide to each Potential Bidder reasonable due diligence information as necessary to enable such Potential Bidder to evaluate the Assets; provided, however, that the Debtors shall use their best efforts to furnish any due diligence information requested after the Bid Deadline (as defined below) by a Qualified Bidder. The Debtors may, in the exercise of their reasonable business judgment and after consultation with the Committee and the Prepetition Secured Lenders, limit disclosure of competitively sensitive information to any

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Potential Bidder that is a competitor or is affiliated with any competitor; provided, however, that the Debtors shall not limit disclosure of any information that has been provided to the Stalking Horse Bidder. Potential Bidders interested in conducting due diligence should contact Thomas Cho (Thomas.cho@db.com). The Debtors may furnish due diligence information requested by one bidder to any other bidder.

9. In connection with the provision of due diligence information to Potential Bidders, the Debtors shall not furnish any confidential information relating to the Assets, liabilities of the Debtors, or the Sale to any person except a Potential Bidder or such Potential Bidder’s duly authorized representatives to the extent covered by the applicable Confidentiality Agreement.

10. The Debtors and their advisors shall coordinate all reasonable requests for additional information and due diligence access from Potential Bidders; provided, however, that the Debtors may, after consultation with the Committee and the Prepetition Secured Lenders, decline to provide such information to any Potential Bidder who, in the Debtors’ reasonable business judgment, has not established that such Potential Bidder intends in good faith to, or has the capacity to, consummate a transaction. No conditions relating to the completion of due diligence shall be permitted to exist after the Bid Deadline.

“As is, Where is”

11. Other than as specifically provided in the Stalking Horse APA or Modified Agreement, as applicable, any Sale of the Assets shall be without representation or warranties of any kind, nature or description by the Debtors, their agents or their estates. Other than as specifically provided in the Stalking Horse APA or Modified Agreement, as applicable, all of the Assets shall be transferred “as is,” “where is” and “with all faults.” THE DEBTORS EXPRESSLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE NATURE, QUALITY, VALUE OR CONDITION OF ANY ASSETS, IN EACH CASE OTHER THAN AS SPECIFICALLY PROVIDED IN THE STALKING HORSE APA OR MODIFIED AGREEMENT, AS APPLICABLE.

Qualified Bidders

12. A “Qualified Bidder” is a Potential Bidder that (a) submits a Qualified Bid meeting all of the requirements as set forth in Paragraph 15 of these Bidding Procedures by the Bid Deadline, and (b) the Debtors, in consultation with the Committee and the Prepetition Secured Lenders, reasonably determine in the exercise of their reasonable business judgment is likely (based on financial and other information submitted by the Potential Bidder, the availability of financing, experience and other consideration deemed relevant by the Debtors), to be able to consummate the purchase of the Assets included in the Bid submitted by such Potential Bidder (including the ability to demonstrate adequate assurance of future performance under all executory contracts or unexpired leases to be assigned to such Potential Bidder) if selected as the Successful Bidder within the time frame set forth in these Bidding Procedures. The Stalking Horse Bidder is a Qualified Bidder for all purposes under these Bidding Procedures.

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Bid Deadline

13. A Potential Bidder that desires to make a bid shall deliver electronic copies of its bid that satisfy each of the Qualified Bid Requirements (as defined below) by no later than 12:00 p.m. (Prevailing Eastern Time) on Monday, January 13, 2014 (the “Bid Deadline”), to each of the following:

Debtors’ Counsel:	Young Conaway Stargatt & Taylor, LLP Rodney Square 1000 North King Street Wilmington, DE 19801 Attn: Michael R. Nestor, Esq. mnestor@ycst.com

– and –

Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 Attn: Sean T. Scott, Esq. stscott@mayerbrown.com

Debtors’
Investment Banker:	Deutsche Bank Securities Inc. 101 California Street, 48th floor San Francisco, CA 94111 Attn: Thomas Cho Thomas.cho@db.com

Committee Counsel:	Kelley Drye & Warren LLP 101 Park Avenue New York, NY 10178 Attn: Eric R. Wilson, Esq. ewilson@kelleydrye.com

– and –

Greenberg Traurig LLP 1007 North Orange Street, Suite 1200 Wilmington, DE 19801 Attn: Dennis Meloro, Esq. melorod@gtlaw.com

14. Upon their receipt of any Bid, the Debtors shall as soon as reasonably practicable deliver electronic copies of the Bid and all documents related thereto to counsel to (a) the Prepetition Secured Lenders and (b) the Stalking Horse Bidder.

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Bid Requirements

15. All Bids, other than the Stalking Horse Bid, must include (unless such requirement is waived by the Debtors, with the prior consent of the Stalking Horse Bidder, the Committee, and the Secured Lenders, which consent shall not be unreasonably withheld) the following information and documents and otherwise comply with the following (the “Qualified Bid Requirements”):

(a)	A cash purchase price equal to or greater than $35,000,000 plus the Overbid Amount (as defined below);

(b)	Identify with particularity (a) the Assets of the Debtors to be acquired, including the Assumed Liabilities, as well as any Excluded Assets, and (b) the Debtors’ executory contracts and unexpired leases with respect to which the bidder seeks to receive an assignment (unless the Debtors have refused to provide such bidder such due diligence information as is necessary for that bidder to determine if it will seek assignment of the applicable executory contract or unexpired lease);

(c)	An executed copy of the bidder’s proposed asset purchase agreement, accompanied by all exhibits and schedules contemplated by the agreement, and, to the extent required by the terms and conditions of such bid, any ancillary agreements as described in the agreement with all exhibits and schedules thereto (or term sheets that describe the material terms and provisions of such agreements), as well as a blackline marked to show any variations from the Stalking Horse APA (collectively, the “Modified Agreement”). All Qualified Bids must provide a commitment to close not later than fifteen (15) days after the entry of the order approving the sale (the “Closing Deadline”);

(d)	A good faith cash deposit equal to 10% of the aggregate value of the bidder’s Bid (excluding the value of the Assumed Liabilities), paid by wire transfer of immediately available funds (the “Bid Deposit”) which shall be placed in the Escrow Account (as defined below);

(e)	Contain (i) a commitment to repay the Stalking Horse Advance Amount in accordance with Paragraph 37 hereof, for which the Stalking Horse Advance Lender shall be an intended third party beneficiary and (ii) a commitment to pay and, notwithstanding anything to the contrary set forth in these procedures, a bid amount sufficient to ensure the required payment of the Senior Lender First Lien Payoff (as defined in the Final DIP Order) in accordance with Paragraph 38 of the Final DIP Order, for which the Prepetition Senior Lender shall be an intended third party beneficiary;

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(f)	Fully disclose, to the reasonable satisfaction of the Debtors, after consultation with the Committee and the Prepetition Secured Lenders, (i) the identity of each entity that will be bidding for the Assets or otherwise participating in connection with such Bid, (ii) the complete terms of any such participation, and (iii) if an entity has been formed for the purpose of acquiring some, or all, of the Assets, the parties that will bear liability for any breach by such entity, and the financial capacity of such parties to satisfy such liability;

(g)	A representation stating that the bidder is financially capable of consummating the transactions contemplated by the Modified Agreement and any related transaction documents, as well as current audited financial statements and latest unaudited financial statements of the bidder or, if the bidder is an entity formed for the purpose of acquiring the Assets, current audited financial statements and latest unaudited financial statements of the equity holders or sponsors of the bidder who will guarantee the obligations of the bidder, or such other form of financial disclosure and/or credit-quality support or enhancement, if any, that will allow the Debtors, in consultation with the Committee and the Prepetition Secured Lenders, to make a reasonable determination as to the bidder’s financial and other capabilities to consummate the proposed transaction. If the bidder will use financing to fund all or any portion of its bid, such bidder shall include written evidence of a firm, irrevocable commitment for financing, or other evidence of ability to consummate the proposed transaction, that (i) provides for the Debtors as a third party beneficiary of such commitment for financing and (ii) will allow the Debtors, in consultation with the Committee and the Prepetition Secured Lenders, to make a reasonable determination as to the bidder’s financial and other capabilities to consummate the proposed transaction; provided, however, that no Qualified Bid may contain a financing contingency;

(h)	A representation stating: (a) the bidder will consummate and fund the proposed transaction by no later than the Closing Deadline; and (b) the bidder’s Bid is irrevocable until the first business day after the latest of the following: (i) if the bidder is not designated either the Successful Bidder or the Backup Bidder (as defined below), then the Sale Hearing, (ii) if the bidder is designated the Successful Bidder, then the closing of the transaction, and (iii) if the bidder is designated the Backup Bidder, then 5:00 p.m. (Prevailing Eastern Time) on the fifth (5th) business day following the date set for the closing of the Sale to the Successful Bidder (and such Backup Bidder shall be prepared to close the transaction on or before such date) (the “Backup Bid Closing Deadline”);

(i)	A representation of the bidder that it (a) consents to the disclosure of its identity with the Bankruptcy Court as having submitted a Bid, and (b) will be able to provide adequate assurance of future performance under any executory contracts and unexpired leases to be assumed and assigned under Bankruptcy Code section 365, as well as written evidence that the Debtors, in consultation with the Committee and the Prepetition Secured Lenders, believe to be sufficient to demonstrate the foregoing;

(j)	Not request or entitle the bidder to any transaction or breakup fee, expense reimbursement, termination or similar type of fee or payment and shall contain an acknowledgment and representation to that effect, as well as a waiver of any rights to assert substantial contribution under section 503(b) of the Bankruptcy Code;

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(k)	Not contain any due diligence, financing or regulatory contingencies of any kind other than regulatory contingencies required by law (for example, national security review by the Committee for Foreign Investment) or as set forth in the Stalking Horse APA (for example, Hart-Scott-Rodino antitrust review);

(1)	An acknowledgement and representation that the bidder (i) has relied solely upon its own independent review, investigation and/or inspection of any documents and/or the Assets in making its bid; and (ii) did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express or implied (by operation of law or otherwise), regarding the Assets or the completeness of any information provided in connection therewith or the Auction, other than as expressly provided in the Modified Agreement;

(m)	State that the offering party consents to the jurisdiction of the Bankruptcy Court; and

(n)	Include evidence of authorization and approval from the bidder’s board of directors (or comparable governing body) with respect to the submission, execution, delivery and closing of the Modified Agreement.

Determination of Qualified Bidder and Qualified Bids

16. Only a Bid received from a Potential Bidder that satisfies all of the Qualified Bid Requirements and is received by the Bid Deadline shall be a “Qualified Bid.” The Debtors, in consultation with the Committee and the Prepetition Secured Lenders, reserve the right to determine the value of any Qualified Bid, and which Qualified Bid constitutes the highest or best offer, provided that the cash consideration provided by any such bid must exceed the cash consideration provided by the Stalking Horse Bid plus the Overbid Amount (except in the case of the Stalking Horse Bid). The Stalking Horse Bid shall be deemed and shall constitute a Qualified Bid for all purposes hereunder and at the Auction, without prior compliance with the requirements of Paragraph 15, including the payment of the Bid Deposit.

17. As promptly as practicable after a Potential Bidder delivers the documents and items required by Paragraphs 13 and 15 of these Bidding Procedures above in connection with its Bid, and after consultation with the Committee and the Prepetition Secured Lenders, but in any event no later than 3:00 p.m. (Prevailing Eastern Time) on Monday, January 13, 2014, the Debtors shall determine in their reasonable business judgment, and notify each Potential Bidder whether, such Potential Bidder is a Qualified Bidder and whether its bid is a Qualified Bid. If the Debtors receive a bid by the Bid Deadline that they, in consultation with the Committee and Prepetition Secured Lenders, determine to not be a Qualified Bid (a “Non-Conforming Bid”), the Debtors shall notify the bidder of the specific defects in such Non-Conforming Bid that prevent it from being a Qualified Bid, and such bidder shall have the opportunity to cure such defects and make the Non-Conforming Bid a Qualified Bid by no later than the commencement

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of the Auction; provided, however, that defects relating to the Qualified Bid Requirements identified in paragraph 15(a), (c), (e), (j), (k), and (n) of these Bidding Procedures shall be cured by no later than 7:00 p.m. (Prevailing Eastern Time) on Monday, January 13, 2014. The Debtors shall advise the Committee, the Secured Lenders and the Stalking Horse Bidder by no later than 8:00 p.m. (Prevailing Eastern Time) whether or not such Non-Conforming Bid was cured, and if so cured, promptly deliver to the Committee, Secured Lenders, and the Stalking Horse Bidder copies of the updated documents with respect to such Qualified Bid.

18. Without the consent of the Debtors, a Qualified Bidder may not amend, modify or withdraw its bid, except for proposed amendments to increase the amount or otherwise improve the terms of the bid, during the period that such bid is required to remain irrevocable and binding. No Qualified Bid may consist of, or be amended or modified to consist of, terms that are less favorable to the Debtors than those contained in the Stalking Horse Bid.

Credit Bidding

19. Any creditor holding a valid, unavoidable, perfected and undisputed first priority lien on any of the Assets, or a junior lien on any of the Assets upon providing for payment or adequate protection of all senior liens, may make a credit bid for the collateral securing its claims to the extent permitted by section 363(k) of the Bankruptcy Code; provided, however, that any credit bid to purchase any of the Assets must be for all or substantially all of the Assets (including all other assets upon which such creditor does not have a security interest). Such creditor shall be required to post the Bid Deposit in accordance with Paragraph 15 of these Bidding Procedures and otherwise satisfy all of the Qualified Bid Requirements. To be a Qualified Bid, a credit bid must provide for payment in cash and/or the assumption of the administrative and priority expense claims of the Debtors to the same extent as the Stalking Horse Bid. In addition, except with respect to the Stalking Horse Bid, to be a Qualified Bid, a credit bid must provide for cash sufficient to pay in full the Termination Fee and Expense Reimbursement (each as defined below) at closing and the Stalking Horse Advance Amount in accordance with Paragraph 37 hereof. The Stalking Horse Bid (and any subsequent bid submitted by the Stalking Horse Bidder) may include a credit bid in the amount of the Buyer DIP Amount in the Stalking Horse Bid.

Free and Clear of Any and All Interests

20. Except as otherwise expressly provided in the Stalking Horse APA or another Successful Bidder’s Modified Agreement, all of the Debtors’ right, title and interest in and to the Assets subject thereto shall be sold free and clear of any and all mortgages, pledges, charges, Liens (as defined in section 101(37) of the Bankruptcy Code), debts (as defined in section 101(12) of the Bankruptcy Code), interests, debentures, trust deeds, claims (as defined in section 101(5) of the Bankruptcy Code), encumbrances, licenses, assignments by way of security or otherwise, security interests, conditional sales contracts or other title retention agreements, rights of first refusal or similar interests or instruments charging, or creating a security interest in the Assets or any part thereof or interest therein, and any agreements, leases, licenses, occupancy agreements, options, easements, rights of way, restrictions, executions or other encumbrances (including notices or other registrations in respect of any of the foregoing) affecting any right or

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title to the Assets or any part thereof or interest therein, in each case of any type, nature or kind whatsoever (whether known or unknown, secured or unsecured or in the nature of setoff or recoupment, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, perfected or unperfected, allowed or disallowed, contingent or non-contingent, liquidated or unliquidated, matured or unmatured, material or nonmaterial, disputed or undisputed, whether arising prior to or subsequent to the commencement of the Debtors chapter 11 cases, and whether imposed by agreement, understanding, law, equity, or otherwise, including claims otherwise arising under doctrines of successor liability) (collectively, the “Interests”), subject to and in accordance with sections 105, 363 and 365 of the Bankruptcy Code, with such Interests to attach to the net proceeds of the sale of the Assets with the same validity and priority (under the Bankruptcy Code) as such Interests had against the Assets immediately prior to the consummation of the Sale.

The Auction and Auction Procedures

21. If a Qualified Bid, other than that submitted by the Stalking Horse Bidder, has been received by the Debtors prior to the Bid Deadline from a Qualified Bidder, the Debtors shall conduct an auction (the “Auction”) with respect to the Assets. If the Auction will occur, the Auction shall be conducted at the offices of Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801 (the “Auction Site”) at 10:00 a.m. (Prevailing Eastern Time) on Wednesday, January 15, 2014 (the “Auction Date”), or such other place and time as the Debtors (in consultation with the Committee and Secured Lenders and with the consent of the Stalking Horse Bidder and other Qualified Bidders, not to be unreasonably withheld) shall notify all Qualified Bidders who submitted a Qualified Bid and expressed an intent to participate in the Auction as set forth above.

22. Except as otherwise provided herein, the Auction shall be governed by the following procedures:

(a)	Qualified Bidders shall appear at the Auction in person, or through a duly authorized representative. Each Qualified Bidder must have at least one individual representative with authority to bind the Qualified Bidder attend the Auction in person.

(b)	Only Qualified Bidders that submitted Qualified Bids and their legal and financial advisors shall be entitled to attend and/or eligible to participate in the Auction; provided, however, that Committee members, and the legal and financial representatives of the Committee, the Secured Lenders, and the United States Trustee for the District of Delaware, may attend, be heard, and otherwise fully participate at the Auction.

(c)

The Auction will be fairly and evenly administered, and not intended to cause any participating Qualified Bidder to be disadvantaged in any material way with respect to the process as compared to any other participating Qualified Bidder. All participating Qualified Bidders shall be entitled to be present for all bidding with the understanding that the true identity of each bidder (i.e., the principals submitting each bid) shall be fully disclosed to all other participating Qualified

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Bidders and that all material terms of each Qualified Bid will be fully disclosed to all other bidders throughout the entire Auction. Each bid by a Qualified Bidder at the Auction, if not inconsistent with the provisions of these Bidding Procedures, shall be deemed to constitute a Qualified Bid.

(d)	The Debtors will arrange for the bidding at the Auction to be transcribed, and the Auction shall be transcribed by a court reporter and all Qualified Bids (including the Successful Bid and Backup Bid) will be made and confirmed on the record of the court reporter.

(e)	Each Qualified Bidder participating in the Auction will be required to confirm on the record at the Auction that (i) it has not engaged in any collusion with any other Qualified Bidder regarding these Bidding Procedures, the Auction or any proposed transaction relating to the Assets or a portion thereof, and (ii) its Qualified Bid is a good faith bona fide offer and it intends to consummate the proposed transaction if selected as the Successful Bidder.

(f)	For the bid of any Qualified Bidder other than the Stalking Horse Bidder to be a Qualified Bid, it must exceed the Stalking Horse Bid by at least $1,300,000[2] (the “Overbid Amount” and any qualified overbid, an “Overbid”). Any Overbid (including further bids made at the Auction) must remain open and binding on the Qualified Bidder as set forth in these Bidding Procedures.

(g)	Prior to or at the commencement of the Auction, the Debtors will notify all Qualified Bidders of the highest or otherwise best Qualified Bid (the “Opening Bid”), as determined by the Debtors in consultation with the Committee and the Secured Lenders.

(h)	The Auction will begin initially with the Opening Bid and shall proceed thereafter in minimum increments of at least $100,000 (a “Minimum Bid Increment”). The Debtors shall take into account the Termination Fee and Expense Reimbursement in each round of bidding at the Auction.

(i)	Any Qualified Bidder shall have the right, at any time, to request that the Debtors announce (in the presence of all Qualified Bidders), subject to any potential new bids, the then current highest or otherwise best bid.

(j)	At the Auction, all Qualified Bidders shall have the right to submit additional Qualified Bids and make additional modifications to the Stalking Horse APA or Modified Agreement submitted by the applicable Qualified Bidder in order to improve its previous Qualified Bid.

(k)	All Qualified Bids shall be in accordance with the Overbid Amount (except the Stalking Horse Bid) and the Minimum Bid Increment, shall be in cash (including

[2]	The Overbid Amount comprises (i) the Termination Fee ($700,000), (ii) the Expense Reimbursement ($500,000), and (iii) an additional $100,000.

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without limitation by wire transfer), and shall take into account the Termination Fee and Expense Reimbursement as set forth in these Bidding Procedures. The Stalking Horse Bidder shall be given credit for the Termination Fee and Expense Reimbursement in any additional bids submitted by the Stalking Horse Bidder and in each round of bidding at the Auction.

(l)	The Auction shall continue until there is only one offer that the Debtors determine in their reasonable business judgment, after consultation with the Committee and the Secured Lenders, and subject to Bankruptcy Court approval, is the highest or otherwise best Qualified Bid for the Assets (each, a “Successful Bid” and the entity submitting such Successful Bid, the “Successful Bidder”). The Auction shall not close unless and until all Qualified Bidders have been given a reasonable opportunity to submit an Overbid, in compliance with Paragraph 22(f) of these Bidding Procedures, at the Auction to the then-existing Overbid(s). Such acceptance by the Debtors of the Successful Bid is conditioned upon approval by the Bankruptcy Court of the Successful Bid. The Debtors shall advise the Qualified Bidders of such determination, and require the Successful Bidder to deliver its executed Modified Agreement or Stalking Horse APA, as applicable (the “Successful Purchase Agreement”) and, if the Successful Bidder is a Non-Stalking Horse Purchaser (as defined below), to deposit into escrow an amount equal to at least fifteen percent (15%) of the aggregate cash components of its Successful Bid by wire transfer (the “Successful Bidder Deposit”) prior to the Sale Hearing, which shall be non-refundable except as provided in the Successful Bidder’s Modified Agreement to the extent permitted under these Bidding Procedures; provided that such Successful Bidder’s Bid Deposit shall be applied and credited towards such Successful Bidder Deposit; and provided, however, that the Stalking Horse Bidder is not required to deliver the Successful Bidder Deposit.

(m)	In addition, the Debtors will determine, after consultation with the Committee and the Secured Lenders, which Qualified Bid, if any, is the next highest or otherwise best Qualified Bid and designate such Qualified Bid as a “Backup Bid” in the event the Successful Bidder fails to consummate the contemplated transaction. A Qualified Bidder that submitted a Qualified Bid that is designated a Backup Bid is a “Backup Bidder.”

(n)	At the conclusion of the Auction, at the Debtors’ request, the Successful Bidder and the Backup Bidder shall recite on the record of the Auction any and all key terms of the Successful Bid and the Backup Bid, respectively, to ensure the accuracy of the final bids and to aid in the final documentation of the Sale.

(o)	All Qualified Bidders at the Auction shall be deemed to have consented to the core jurisdiction of the Bankruptcy Court and waived any right to a jury trial in connection with any disputes relating to the Auction, and the construction and enforcement of the Qualified Bidders’ Modified Agreement, as applicable.

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(p)	For the avoidance of doubt, nothing in (a) these Bidding Procedures, (b) the Stalking Horse APA, or (c) any other agreements, shall prevent the Debtors from exercising their fiduciary duties under applicable law.

(q)	Within 24 hours, or as soon as reasonably practicable after closing the Auction, the Debtors shall cause the documents substantiating the Successful Bid and Backup Bid, including, but not limited to, the Stalking Horse APA or Modified Agreement, to be filed with the Bankruptcy Court.

23. The Debtors, in consultation with the Committee and the Prepetition Secured Lenders, and in the exercise of their fiduciary duties, may adopt additional rules for bidding at the Auction that, in their reasonable business judgment, will better promote the goals of the bidding process, the Bankruptcy Code, or any order of the Bankruptcy Court entered in connection herewith, so long as such additional rules do not conflict with the procedures set forth herein.

24. If no Qualified Bid is submitted by the Bid Deadline, then the Debtors, after consultation with the Committee and the Prepetition Secured Lenders, shall cancel the Auction and accept the Stalking Horse Bid (in which case, the Successful Bid shall be the Stalking Horse Bid, and the Successful Bidder shall be the Stalking Horse Bidder). No bids shall be accepted or considered by the Debtors after the conclusion of the Auction without further order of the Bankruptcy Court. For the avoidance of doubt, a bid received by the Bid Deadline, which is initially deemed a Non-Conforming Bid, but is subsequently amended pursuant to paragraph 16 of these Bidding Procedures and becomes a Qualified Bid, in accordance with the timing requirements set forth in paragraph 16 of these Bidding Procedures, shall be deemed to have been a Qualified Bid on the Bid Deadline and the Auction shall proceed as scheduled.

Acceptance of Qualified Bids

25. At the Sale Hearing, the Debtors, after consultation with the Committee and the Secured Lenders, may present the Successful Bid and Backup Bid to the Bankruptcy Court for approval; provided, however, that the Debtors reserve all rights not to submit any bid which is not acceptable to the Debtors for approval by the Bankruptcy Court; provided, further, that the Debtors acknowledge that the Stalking Horse Bid is a Qualified Bid and shall be submitted to the Bankruptcy Court for approval in the event that there are no other Qualified Bids or the Stalking Horse Bid is designated the Successful Bid at the Auction.

26. The Debtors shall sell the Assets to the Successful Bidder only upon the approval of its Successful Bid by the Bankruptcy Court after the Sale Hearing. The Debtors’ presentation of a particular Qualified Bid to the Bankruptcy Court for approval does not constitute the Debtors’ acceptance of the bid. The Debtors will be deemed to have accepted a bid only when the bid has been approved by the Bankruptcy Court at the Sale Hearing.

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Sale Hearing

27. The Sale Hearing is scheduled for January 16, 2014 at 2:30 p.m. (Prevailing Eastern Time) in the Bankruptcy Court with objections to the Sale to be filed on or before January 9, 2014 at 4:00 p.m. (Prevailing Eastern Time). The Committee may file or raise any objection at any time prior to or at the Sale Hearing with respect to the results of the Auction. With the consent of the Successful Bidder (not to be unreasonably withheld), and after consultation with the Committee and the Secured Lenders, the Debtors may adjourn or continue the Sale Hearing from time to time without further notice to parties in interest other than by announcement of the adjournment in open court or on the Bankruptcy Court’s calendar on the date scheduled for the Sale Hearing or any adjourned date. Any creditor that receives notice of the Sale Hearing and fails to timely file an objection to the sale shall be deemed to have consented under section 363(f)(2) of the Bankruptcy Code to a sale free and clear of such creditor’s lien or interests, if any.

Consummation of the Purchase; Closing Deadline; Backup Bid

28. If the Debtors are not then in material breach of the Successful Purchase Agreement or have not failed to consummate the transactions contemplated thereby as of the Closing Deadline, and the Successful Bidder either fails to consummate the Sale as of the Closing Deadline or materially breaches the Successful Purchase Agreement, the Debtors may, in their business judgment, and in consultation with the Committee and the Secured Lenders, and without further order of the Bankruptcy Court, deem the Successful Bidder to be a “Defaulting Buyer,” at which time the Successful Bid shall be deemed rejected.

29. The Debtors shall be entitled to (i) retain and apply the Successful Bidder Deposit as part of the Debtors’ damages resulting from the material breach or failure to perform by the Defaulting Buyer upon the conditions set forth in these Bidding Procedures and upon a final and non-appealable order determining that such conditions have been satisfied and the extent of the Debtors’ damages, and (ii) subject to any limitation on damages set forth in the purchase agreement between the Defaulting Buyer and the Debtors, seek specific performance and all available damages from such Defaulting Buyer occurring as a result of such Defaulting Buyer’s failure to perform as set forth in these Bidding Procedures.

30. Upon a determination by the Debtors, after consultation with the Committee and Secured Lenders, that the Successful Bidder is a Defaulting Buyer, the Debtors will be authorized, but not required, to consummate a sale transaction with the Backup Bidder (unless the Stalking Horse Bidder is the Backup Bidder, in which case the Debtors shall consummate such transaction) on the terms and conditions of the Backup Bid without further order of the Bankruptcy Court.

31. If a Backup Bidder consummates its Backup Bid, the Bid Deposit of such Backup Bidder will be applied to the purchase price in such transaction. If the Debtors are not then in material breach of the Backup Bid or have not failed to consummate the Backup Bid as of the applicable Closing Deadline, and the Backup Bidder either fails to consummate the Sale as of the applicable Closing Deadline or materially breaches the Backup Bid, the Debtors may, in their

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business judgment and after consultation with the Committee and the Secured Lenders, and without further order of the Bankruptcy Court, deem such Backup Bidder to be a Defaulting Buyer and pursue the same remedies on the same terms and conditions as set forth in these Bidding Procedures for the Successful Bidder (including, but not limited to, retaining and applying the Backup Bidder’s Bid Deposit as part of the Debtors’ damages resulting from the material breach or failure to perform by the Backup Bidder).

Return of Bid Deposits

32. Bid Deposits of all Qualified Bidders shall be held in an escrow account (the “Escrow Account”), which shall not be subject to the claims, liens, security interests, or encumbrances of the Debtors’ creditors, including the Secured Lenders, unless and until such amounts are actually released to the Debtors as provided herein.

33. Except for the Bid Deposits submitted by the Successful Bidder and the Backup Bidder(s), the Debtors shall return the Bid Deposits of all bidders no later than three (3) business days after the conclusion of the Auction.

34. The Bid Deposit of any Backup Bidder shall be returned to the Backup Bidder on the earlier to occur of (a) the Backup Bid Closing Deadline or (b) two (2) business days after the consummation of the Sale to the Successful Bidder.

35. The Bid Deposit of the Successful Bidder (other than the Stalking Horse Bidder) will be used first to satisfy any Termination Fee and Expense Reimbursement to which the Stalking Horse Bidder is entitled hereunder by reason of its not being the Successful Bidder, with the balance, if any, to be applied to indefeasibly pay down the Postpetition Obligations (as defined in paragraph 5 of the Final DIP Order) until indefeasibly paid in full in cash.

Termination Fee and Expense Reimbursement

36. To provide an incentive and to compensate the Stalking Horse Bidder for performing the substantial due diligence and incurring the expenses necessary and entering into the Stalking Horse APA with the knowledge and risk that arises from participating in the sale and subsequent bidding process, the Debtors have agreed to pay the Stalking Horse Bidder, under the conditions and in the amount set forth in the Stalking Horse APA and Bidding Procedures Order, a termination fee in the amount of $700,000 (the “Termination Fee”) and to reimburse the Stalking Horse Bidder for expenses associated with the Stalking Horse APA (including the fees and costs of the Stalking Horse Bidder’s attorneys and other advisors) in an amount up to $500,000 (the “Expense Reimbursement”). The Termination Fee and the Expense Reimbursement shall be paid in accordance with the Stalking Horse APA and the Bidding Procedures Order. Such amounts shall constitute super-priority administrative expenses of the Debtors’ estates (subject to and junior to (a) any super-priority claims arising under the Buyer DIP Facility and (b) the Carve-Out (as defined under any interim or final order approving the Buyer DIP Facility, or the credit agreement governing the Buyer DIP Facility)) and, to the extent not previously paid, shall be paid directly out of the proceeds of the Sale. The Termination Fee and Expense Reimbursement were a material inducement for, and a condition of, the Stalking Horse Bidder’s entry into the Stalking Horse APA.

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Stalking Horse Advance Repayment

37. On the earlier of the Maturity Date (as defined in paragraph 34(b) of the Final DIP Order) or the closing of the sale of any material Asset or Assets of any of the Debtors to a purchaser other than the Stalking Horse Bidder (a “Non-Stalking Horse Purchaser”), such Non-Stalking Horse Purchaser shall indefeasibly pay by wire transfer of immediately available funds the “Buyer Advance Amount” (as defined in the Stalking Horse APA, the “Stalking Horse Advance Payoff Amount” and payment thereof, the “Stalking Horse Advance Payoff”).3

Reservations of Rights

38. The Debtors, in consultation with the Committee and the Prepetition Secured Lenders, may: (a) determine which Qualified Bid, if any, is the highest or otherwise best offer; and (b) reject at any time before entry of an order of the Bankruptcy Court approving a Qualified Bid, any bid (excluding the Stalking Horse Bid) that is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, these Bidding Procedures, or the terms and conditions of the Sale or Bidding Process, or (iii) contrary to the best interests of the Debtors, their estates and creditors. Notwithstanding the foregoing, the provisions of this paragraph shall not operate or be construed to permit the Debtors to (i) accept any Qualified Bid that (x) does not include the Bid Deposit, which shall serve as protection and security for the Stalking Horse Bidder as outlined herein or (y) does not equal or exceed the consideration provided to the Debtors in the Stalking Horse Bid, plus the Overbid Amount or the Minimum Bid Increment, as applicable, or (ii) impose any terms and conditions upon the Stalking Horse Bidder that are contradictory to or in breach of the terms of the Stalking Horse APA.

39. Subject to paragraph 23 herein, these Bidding Procedures may not be amended or modified, or any term or condition waived, by the Debtors without (a) the Stalking Horse Bidder’s consent, which consent shall not be unreasonably withheld, or (b) further order of the Bankruptcy Court.

40. Except as provided in the Bidding Procedures Orders and these Bidding Procedures, the Bankruptcy Court shall retain jurisdiction to hear and determine all matters arising from or relating to the implementation of the Bidding Procedures Order.

41. The Stalking Horse Bidder shall have standing to appear and be heard on all issues related to the Auction, the Sale and the Bidding Process, including the right to object to the sale of the Assets or any portion thereof (including the conduct of the Auction and interpretation of these Bidding Procedures) at the Sale Hearing.

[3]	Subject to reconciliation by the Debtors and the Stalking Horse Bidder, the amount of the Stalking Horse Advance Payoff on or about January 17, 2014 is estimated to be $23,825,000.

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EXHIBIT 2

Sale Notice

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

OCZ TECHNOLOGY GROUP, INC., et al.[1]	Case No. 13-13126 (PJW)

Debtors.	Jointly Administered

NOTICE OF (I) SOLICITATION OF INITIAL BIDS; (II) BIDDING PROCEDURES;

(III) AUCTION; (IV) SALE HEARING AND (V) RELATED RELIEF AND DATES

TO ALL CREDITORS AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that on December 2, 2013, OCZ Technology Group, Inc. and its affiliated debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

PLEASE TAKE FURTHER NOTICE that on December 2, 2013, the Debtors entered into that certain Asset Purchase Agreement (the “Stalking Horse APA”) by and among the Debtors and Toshiba Corporation (the “Stalking Horse Bidder”).

PLEASE TAKE FURTHER NOTICE that on December 2, 2013, the Debtors filed their Motion For Entry of (I) an Order (A) Authorizing and Approving Bidding Procedures in Connection with the Sale of Substantially All of the Debtors’ Assets, (B) Authorizing and Approving Stalking Horse Protections, (C) Authorizing and Approving Procedures Related to the Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with the Sale Approval Hearing, (E) Approving the Form and Manner of the Notice of the Sale Hearing, and (F) Granting Certain Related Relief, and (II) an Order (A) Approving the Sale of Substantially All of the Debtors’ Assets, (B) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection with the Sale, and (C) Granting Certain Related Relief [D.I. 15] (the “Motion”) with clerk of the Bankruptcy Court seeking, among other things, entry of an order (the “Sale Order”) authorizing and approving: (a) the sale of substantially all of their assets (the “Assets”) free and clear of liens, claims, encumbrances and other interests, with all such liens, claims, encumbrances and other interests attaching with the same validity and priority to the sale proceeds, to the Stalking Horse Bidder or to one or more purchasers submitting the highest or otherwise best offers therefor (the “Sale”); and (b) procedures for the assumption and assignment of executory contracts and unexpired leases (collectively, the “Assigned Contracts”). Please note that all capitalized terms used but not defined herein shall have the meanings set forth in the Motion.

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: OCZ Technology Group, Inc. (1093); Indilinx, Inc. (0763); and Sanrad, Inc. (2916). The Debtors’ principal offices are located at 6373 San Ignacio Avenue, San Jose, California 95119.

PLEASE TAKE FURTHER NOTICE that the Debtors are seeking to sell the Assets to the Stalking Horse Bidder or such other Successful Bidder. Approval of the Sale of the Assets to the Stalking Horse Bidder or such other Successful Bidder may result in, among other things, the assumption, assignment and/or transfer by the Debtors of certain executory contracts and unexpired leases. If you are a party to an executory contract or unexpired lease with the Debtors, you will receive a separate notice that contains relevant dates and other information that may impact you as a party to an executory contract or unexpired lease.

PLEASE TAKE FURTHER NOTICE on December [•], 2013, the Court entered an order [D.I. [•]] (the “Bidding Procedures Order”) granting certain of the relief sought in the Motion, including, among other things, approving: (a) the bidding procedures for the Sale of the Assets (the “Bidding Procedures”); and (b) procedures for the assumption and assignment of the Assigned Contracts (the “Assumption and Assignment Procedures”).

PLEASE TAKE FURTHER NOTICE that the Debtors are soliciting offers for the purchase of substantially all of their Assets consistent with the Bidding Procedures and the Bidding Procedures Order. All interested bidders should carefully read the Bidding Procedures and Bidding Procedures Order. To the extent that there are any conflicts or inconsistencies between this notice and the Bidding Procedures or Bidding Procedures Order, the Bidding Procedures or Bidding Procedures Order, as applicable, shall govern in all respects.

PLEASE TAKE FURTHER NOTICE that a Potential Bidder that desires to make a bid shall deliver electronic and printed copies of its bid that satisfy each of the Qualified Bid Requirements (as defined in the Bidding Procedures) by no later than 12:00 p.m. (Prevailing Eastern Time) on Monday, January 13, 2014 (the “Bid Deadline”), to each of the following:

Debtors’ Counsel:	Young Conaway Stargatt & Taylor, LLP
Rodney Square
1000 North King Street
Wilmington, DE 19801
Attn: Michael R. Nestor, Esq.
mnestor@ycst.com

– and –

Mayer Brown LLP
71 South Wacker Drive
Chicago, IL 60606
Attn: Sean T. Scott, Esq.
stscott@mayerbrown.com

Debtors’	Deutsche Bank Securities Inc.
Investment Banker:	101 California Street, 48th floor
San Francisco, CA 94111
Attn: Thomas Cho
Thomas.cho@db.com

Upon their receipt of any Bid, the Debtors shall promptly (but in no event later than one (1) business day following the receipt thereof) deliver a copy of all documents related thereto to (a) counsel to the Prepetition Lender; (b) counsel to the Committee; (c) counsel to the Prepetition Subordinated Debenture Creditors; and (d) counsel to the Stalking Horse Bidder.

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PLEASE TAKE FURTHER NOTICE that, if the Debtors receive qualified bids within the requirements and time frame specified by the Bidding Procedures, the Debtors will conduct an auction (the “Auction”) with respect to the Sale of their Assets at 10:00 a.m. (Prevailing Eastern Time) on Wednesday, January 15, 2014 (or such later date as determined in accordance with the Bidding Procedures), at the offices of Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801, or such other place and time as the Debtors (with the consent of the Stalking Horse Bidder, not to be unreasonably withheld) shall notify all Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction as set forth above. The Auction shall be conducted in a timely fashion according to the Bidding Procedures.

PLEASE TAKE FURTHER NOTICE that a hearing to consider approval of the Sale of all or substantially all of the Debtors’ Assets to the Stalking Horse Bidder or other Successful Bidder therefor (the “Sale Hearing”) is presently scheduled to take place on January 16, 2014 at 2:30 p.m. (Prevailing Eastern Time) (or such later date as determined in accordance with the Bidding Procedures), or as soon thereafter as counsel may be heard, before the Honorable Peter J. Walsh in Courtroom 2 in the United States Bankruptcy Court, 824 Market Street N, 3rd Floor, Wilmington, Delaware 19801. The Sale Hearing may be adjourned from time to time without further notice to creditors or parties in interest other than by announcement of the adjournment in open court or on the Bankruptcy Court’s calendar on the date scheduled for the Sale PLEASE TAKE FURTHER NOTICE that, except as otherwise set forth in the Bidding Procedures Order, objections, if any, to the Sale of the Assets, the assumption and assignment of the Assigned Contracts, or any relief requested in the Motion (other than the relief already granted by the Bankruptcy Court in the Bidding Procedures Order) must be: (a) in writing and state the legal and factual basis of such objection; (b) signed by counsel or attested to by the objecting party; (c) in conformity with the Bankruptcy Rules and the Local Rules; (d) filed with the Clerk of the Bankruptcy Court, 824 Market Street N, 3rd Floor, Wilmington, DE 19801 by no later than 4:00 p.m. (Prevailing Eastern Time) on January 9, 2014 (or such later date as determined in accordance with the Bidding Procedures) (the “General Objection Deadline”), or other applicable deadline as indicated in the Motion; and (e) served in accordance with the Local Rules so as to be received on or before the relevant objection deadline by the following: (i) the Debtors’ counsel (a) Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801, (Attn: Michael R. Nestor, Esq.), and by facsimile, (302) 571-1253, and (b) Mayer Brown LLP, 71 S. Wacker Drive, Chicago, Illinois 60606, (Attn: Sean T. Scott, Esq.), and by facsimile, (312) 706-8482; (ii) counsel to the Stalking Horse Bidder, (a) Latham & Watkins LLP, (1) 355 S. Grand Ave., Los Angeles, California 90071-1560, (Attn: Robert A. Klyman, Esq. and Ted. A. Dillman, Esq.), and by facsimile, (213) 891-8763, and (2) 885 Third Avenue, New York, New York 10022, (Attn: Keith A. Simon, Esq.), and by facsimile, (212) 751-4864 and (b) Richards Layton & Finger, P.A., 920 North King Street, Wilmington, Delaware 19801, (Attn: John H. Knight, Esq.) and by facsimile, (302) 498-7512; (iii) counsel to the Committee (a) Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178 (Attn: Eric R. Wilson, Esq.), and by facsimile, (212) 808-7897, and (b) Greenberg Traurig, LLP, 1007 North Orange Street, Suite 1200, Wilmington, Delaware 19801, (Attn: Dennis A. Meloro, Esq.), and by facsimile, (302) 661-7165; (iv) counsel to the Hercules Technology Growth Capital, Inc., Cole, Schotz, Meisel, Forman & Lendard, P.A., Court Plaza North, 25 Main Street, Hackensack, New Jersey 07601, (Attn: Stuart Komrower, Esq.), and by facsimile, (201) 489-1536; (v) counsel to the Prepetition Subordinate Debenture Creditors, Quinn Emanuel Urquhart & Sullivan, 51 Madison Ave., New York, New York 10010 (Attn: Benjamin Finestone, Esq.), and by facsimile (212) 849-7100; and (vi) the Office of the United States Trustee for the District of Delaware, 844 King Street, Suite 2207, Wilmington, Delaware 19801 (Attn: David L. Buchbinder, Esq.).

3

CONSEQUENCES OF FAILING TO TIMELY MAKE AN OBJECTION

ANY PARTY OR ENTITY WHO FAILS TO TIMELY MAKE AN OBJECTION TO THE SALE ON OR BEFORE THE GENERAL OBJECTION DEADLINE IN ACCORDANCE WITH THE BIDDING PROCEDURES ORDER SHALL BE FOREVER BARRED FROM ASSERTING ANY OBJECTION TO THE SALE, INCLUDING WITH RESPECT TO THE TRANSFER OF THE ASSETS FREE AND CLEAR OF ALL LIENS, CLAIMS, ENCUMBRANCES, AND OTHER INTERESTS. IF YOU FAIL TO RESPOND IN ACCORDANCE WITH THIS NOTICE, THE COURT MAY GRANT THE RELIEF REQUESTED IN THE MOTION WITHOUT FURTHER NOTICE OR HEARING. ANY CREDITOR THAT RECEIVES NOTICE OF THE SALE HEARING AND FAILS TO TIMELY FILE AN OBJECTION TO THE SALE ON OR BEFORE THE GENERAL OBJECTION DEADLINE IN ACCORDANCE WITH THE BIDDING PROCEDURES ORDER SHALL BE DEEMED TO HAVE CONSENTED UNDER SECTION 363(f)(2) OF THE BANKRUPTCY CODE TO SUCH SALE FREE AND CLEAR OF SUCH CREDITOR’S LIEN OR INTERESTS, IF ANY.

PLEASE TAKE FURTHER NOTICE that copies of the Motion, the Bidding Procedures Order, the Bidding Procedures, the Stalking Horse APA, and the proposed Sale Order are available upon request to the Debtor’s Noticing and Claims Agent, GCG, Inc., at (877) 899-5510 (or outside the U.S. at (614) 763-6122), or by visiting the website maintained in these chapter 11 cases at www.gcginc.com/cases/ocz.

Dated: December [ ], 2013	YOUNG CONAWAY STARGATT & TAYLOR, LLP
Wilmington, Delaware

Michael R. Nestor (No. 3526) Matthew B. Lunn (No. 4119) Jaime Luton Chapman (No. 4936) Rodney Square 1000 King Street Wilmington, Delaware 19801 Telephone: (302) 571-6660 Facsimile: (302) 571-1253

Proposed Counsel for the Debtors and Debtors in Possession

4

EXHIBIT 3

Assumption and Assignment Notice

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

OCZ TECHNOLOGY GROUP, INC., et al.[1]	Case No. 13-13126 (PJW)

Debtors.	Jointly Administered

NOTICE OF (I) DEBTORS’ REQUEST FOR AUTHORITY TO ASSUME AND ASSIGN

CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES, AND

(II) DEBTORS’ PROPOSED CURE AMOUNTS

TO ALL COUNTERPARTIES TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES:

PLEASE TAKE NOTICE THAT on December 2, 2013, OCZ Technology Group, Inc. and its affiliated debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

PLEASE TAKE FURTHER NOTICE THAT on December 2, 2013, the Debtors entered into that certain Asset Purchase Agreement (the “Stalking Horse APA”) by and among the Debtors and Toshiba Corporation (the “Stalking Horse Bidder”).

PLEASE TAKE FURTHER NOTICE THAT on December 2, 2013, the Debtors filed the Debtors’ Motion For Entry of (I) an Order (A) Authorizing and Approving Bidding Procedures in Connection with the Sale of Substantially All of the Debtors’ Assets, (B) Authorizing and Approving Stalking Horse Protections, (C) Authorizing and Approving Procedures Related to the Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with the Sale Approval Hearing, (E) Approving the Form and Manner of the Notice of the Sale Hearing, and (F) Granting Certain Related Relief, and (II) an Order (A) Approving the Sale of Substantially All of the Debtors’ Assets, (B) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection with the Sale, and (C) Granting Certain Related Relief [D.I. 15] (the “Motion”) with the clerk of the Bankruptcy Court seeking, among other things, entry of an order (the “Sale Order”) authorizing and approving: (a) the sale of substantially all of their assets (the “Assets”) free and clear of liens, claims, encumbrances and other interests, with all such liens, claims, encumbrances and other interests attaching with the same validity and priority to the sale proceeds, to either the Stalking Horse Bidder or to one or more purchasers submitting the highest or otherwise best offers therefor (the “Sale”); and (b) procedures for the assumption and assignment of executory contracts and unexpired leases (collectively, the “Assigned Contracts”). Please note that all capitalized terms used but not defined herein shall have the meanings set forth in the Motion.

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: OCZ Technology Group, Inc. (1093); Indilinx, Inc. (0763); and Sanrad, Inc. (2916). The Debtors’ principal offices are located at 6373 San Ignacio Avenue, San Jose, California 95119.

PLEASE TAKE FURTHER NOTICE THAT on December [•], 2013, the Court entered an order [D.I. [•]] (the “Bidding Procedures Order”) granting certain of the relief sought in the Motion, including, among other things, approving: (a) the bidding procedures for the Sale of the Assets (the “Bidding Procedures”); and (b) procedures for the assumption and assignment of Contracts (the “Assumption and Assignment Procedures”).

PLEASE TAKE FURTHER NOTICE THAT a hearing to consider approval of the Sale of all or substantially all of the Debtors’ Assets to the Stalking Horse Bidder or other Successful Bidder therefor (the “Sale Hearing”) is presently scheduled to take place on January 16, 2014 at 2:30 p.m. (Prevailing Eastern Time) (or such later date as determined in accordance with the Bidding Procedures), or as soon thereafter as counsel may be heard, before the Honorable Peter J. Walsh, United States Bankruptcy Court, 824 Market Street N, 6th Floor, Courtroom No. 2, Wilmington, DE 19801. The Sale Hearing may be adjourned from time to time without further notice to creditors or parties in interest other than by announcement of the adjournment in open court on the date scheduled for the Sale Hearing.

Obtaining Additional Information

Additional copies of the Motion, the Stalking Horse APA, the Bidding Procedures Order, the Bidding Procedures and any other related documents are available upon request to the Debtors’ Noticing and Claims Agent, GCG, Inc., at (877) 899-5510 (or outside the U.S. at (614) 763-6122), or by visiting the website maintained in these chapter 11 cases at www.gcginc.com/cases/ocz.

Assumed and Assigned Contract Objection Procedures

PLEASE TAKE FURTHER NOTICE THAT upon the closing of the Sale of the Assets, the Debtors may seek to assume and assign to the Assigned Contracts set forth on Exhibit A attached hereto. In addition, the cure amounts, if any, necessary for the assumption and assignment of the Assigned Contracts pursuant to section 365 of the Bankruptcy Code (the “Cure Amounts”) are likewise set forth on Exhibit A attached hereto.

PARTIES LISTED ON EXHIBIT A ATTACHED HERETO ARE RECEIVING THIS NOTICE BECAUSE THE STALKING HORSE BIDDER AND/OR OTHER POTENTIAL BIDDER(S) HAVE IDENTIFIED THEM AS A POTENTIAL COUNTERPARTY TO AN ASSIGNED CONTRACT.

PLEASE TAKE FURTHER NOTICE THAT within 24 hours after the Bid Deadline, or as soon as practicable, the Debtors shall file with the Court and serve by facsimile, electronic transmission, hand delivery or overnight mail on the Contract Counterparty (and its attorney, if known) to each Assigned Contract: (a) if no Qualified Bids (other than the Stalking Horse Bid) were received prior to the Bid Deadline, a notice to that effect, or (b) if any Qualified Bidder other than the Stalking Horse Bidder or any “Buyer Designee” (as defined in the Stalking Horse

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APA) (each a “Non-Stalking Horse Qualified Bidder”) submits a Qualified Bid, a notice (1) identifying each Non-Stalking Horse Qualified Bidder; (2) stating which executory contracts and/or unexpired leases may be assumed and assigned to any such Non-Stalking Horse Qualified Bidder; and (3) containing a statement as to each Non-Stalking Horse Qualified Bidder’s ability to provide adequate assurance of future performance under the applicable Assigned Contracts.

PLEASE TAKE FURTHER NOTICE THAT pursuant to the Assumption and Assignment Procedures, any objections to the assumption and assignment of any Assigned Contract (each a “Contract Objection”), including without limitation any objection to the Debtors’ proposed Cure Amount (a “Cure Objection”) or the provision of adequate assurance of future performance pursuant to section 365 of the Bankruptcy Code (an “Adequate Assurance Objection”), must: (a) be in writing and signed by counsel or attested to by the objecting party; (b) filed with the Clerk of the Bankruptcy Court, 824 Market Street N, 3rd Floor, Wilmington, DE 19801, by no later than (1) for all Cure Objections and any Adequate Assurance Objection with respect to the Stalking Horse Bidder (or any Buyer Designee), 4:00 p.m. (EST) on January 9, 2014, and (2) solely for Adequate Assurance Objections as to any Non-Stalking Horse Qualified Bidder, 4:00 p.m. (EST) on January 15, 2014 (collectively, the “Objection Deadline”) (or such other applicable objection deadline with respect to any Supplemental Assumption and Assignment Notice (as defined below)); (c) identify the Assigned Contract to which the objector is party; (d) describe with particularity any cure the claimant contends is required under section 365 of the Bankruptcy Code (the “Alleged Cure Claim”) and identify the basis(es) of the Alleged Cure Claim under the Contract or Lease; (e) attach all documents supporting or evidencing the Alleged Cure Claim; (f) if the response contains an objection to Adequate Assurance, state with specificity what the objecting party believes is required to provide Adequate Assurance; and (g) be served in accordance with the Local Rules so as to be received on or before the relevant objection deadline by the following (collectively, the “Objection Notice Parties”): (i) the Debtors’ counsel (a) Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801, (Attn: Michael R. Nestor, Esq.), and by facsimile, (302) 571-1253, and (b) Mayer Brown LLP, 71 S. Wacker Drive, Chicago, Illinois 60606, (Attn: Sean T. Scott, Esq.), and by facsimile, (312) 706-8482; (ii) counsel to the Stalking Horse Bidder, (a) Latham & Watkins LLP, (1) 355 S. Grand Ave., Los Angeles, California 90071-1560, (Attn: Robert A. Klyman, Esq. and Ted. A. Dillman, Esq.), and by facsimile, (213) 891-8763, and (2) 885 Third Avenue, New York, New York 10022, (Attn: Keith A. Simon, Esq.), and by facsimile, (212) 751-4864 and (b) Richards Layton & Finger, P.A., 920 North King Street, Wilmington, Delaware 19801, (Attn: John H. Knight, Esq.) and by facsimile, (302) 498-7512; (iii) counsel to the Committee (a) Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178 (Attn: Eric R. Wilson, Esq.), and by facsimile, (212) 808-7897, and (b) Greenberg Traurig, LLP, 1007 North Orange Street, Suite 1200, Wilmington, Delaware 19801, (Attn: Dennis A. Meloro, Esq.), and by facsimile, (302) 661-7165; (iv) counsel to the Hercules Technology Growth Capital, Inc., Cole, Schotz, Meisel, Forman & Lendard, P.A., Court Plaza North, 25 Main Street, Hackensack, New Jersey 07601, (Attn: Stuart Komrower, Esq.), and by facsimile, (201) 489-1536; (v) counsel to the Prepetition Subordinate Debenture Creditors, Quinn Emanuel Urquhart & Sullivan, 51 Madison Ave., New York, New York 10010 (Attn: Benjamin Finestone, Esq.), and by facsimile (212) 849-7100; and (vi) the Office of the United States Trustee for the District of Delaware, 844 King Street, Suite 2207, Wilmington, Delaware 19801 (Attn: David L. Buchbinder, Esq.) (collectively,

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the “Contract Objection Procedures”). If a Contract Objection is timely filed, a hearing with respect to such objection shall, subject to the below, be held at the Sale Hearing; provided that the hearing regarding the Alleged Cure Claim may be continued by the Debtors until after the Sale Hearing and/or the Closing.

PLEASE TAKE FURTHER NOTICE THAT under the terms of the Assumption and Assignment Procedures, if at any time after the entry of the Bidding Procedures Order the Debtors or any Qualified Bidder identify additional executory contracts and/or unexpired leases to be assumed and assigned as Assigned Contracts (whether before or after closing of the Sale), the Debtors shall serve a supplemental Assumption and Assignment Notice by facsimile, electronic transmission, hand delivery or overnight mail on the Contract Counterparty (and its attorney, if known) to each supplemental Assigned Contract at the last known address available to the Debtors by no later than ten (10) days before the proposed effective date of the assignment. Each Supplemental Assumption and Assignment Notice shall set forth the following information: (i) the name and address of the Contract Counterparty, (ii) notice of the proposed effective date of the assignment (subject to the right of the Debtors and Stalking Horse Bidder/Successful Bidder to withdraw such request for assumption and assignment), (iii) identification of the Assigned Contract, (iv) the Cure Amount, if any, and (v) the deadlines by which any such Contract Counterparty must file an objection to the proposed assumption and assignment of any Assigned Contract (each a “Supplemental Assumption and Assignment Notice”).

PLEASE TAKE FURTHER NOTICE THAT the Stalking Horse Bidder or such other Successful Bidder, as the case may be, may determine to exclude any executory contract or unexpired lease from the list of Assigned Contracts by no later than the Closing of the Sale. The non-debtor party or parties to any such excluded contract or lease will be notified of such exclusion by written notice mailed within two (2) business days of such determination.

PLEASE TAKE FURTHER NOTICE THAT, subject to the remainder of this paragraph, Contract Objections that object solely to the Cure Amount may not prevent or delay the Debtors’ assumption, assignment and/or transfer of any Assigned Contracts. If a party objects solely to a Cure Amount, the Debtors may hold the Alleged Cure Claim in reserve pending further order of the Bankruptcy Court or mutual agreement of the parties. If the Debtors hold the Alleged Cure Claim in reserve, the Debtors can, without further delay, assume, assign and/or transfer the Assigned Contract that is the subject of such objection. At that point, the objecting party’s sole and exclusive recourse with respect to the Cure Amounts is and will be limited to the funds held in such reserve with respect to the Alleged Cure Claim.

CONSEQUENCES OF FAILING TO TIMELY FILE AND SERVE AN OBJECTION

PLEASE TAKE FURTHER NOTICE THAT IF NO CONTRACT OBJECTION IS TIMELY AND PROPERLY FILED AND SERVED IN ACCORDANCE WITH THE CONTRACT OBJECTION PROCEDURES, THEN THE COURT MAY GRANT THE RELIEF REQUESTED IN THE MOTION WITHOUT FURTHER NOTICE OR HEARING AND (A) THE CONTRACT COUNTERPARTY TO SUCH ASSIGNED CONTRACT SHALL BE DEEMED TO HAVE CONSENTED TO SUCH ASSUMPTION AND ASSIGNMENT, AND TO HAVE WAIVED AND RELEASED ANY RIGHT TO ASSERT

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AN OBJECTION TO THE ASSUMPTION AND ASSIGNMENT OF SUCH ASSIGNED CONTRACT; (B) THE CURE AMOUNT SET FORTH IN THE ASSUMPTION AND ASSIGNMENT NOTICE SHALL BE CONTROLLING NOTWITHSTANDING ANYTHING TO THE CONTRARY IN ANY ASSIGNED CONTRACT AND ANY CONTRACT COUNTERPARTY THERETO SHALL BE FOREVER BARRED FROM ASSERTING ANY OTHER CLAIM OR DEFAULT ARISING OR ACCRUING PRIOR TO SUCH ASSIGNMENT AGAINST THE DEBTORS, THE STALKING HORSE BIDDER OR THE SUCCESSFUL BIDDER AS TO SUCH ASSIGNED CONTRACT; AND (C) THE STALKING HORSE BIDDER OR THE SUCCESSFUL BIDDER’S PROMISE TO PERFORM UNDER THE ASSIGNED CONTRACT SHALL BE DEEMED ADEQUATE ASSURANCE OF FUTURE PERFORMANCE THEREUNDER.

PLEASE TAKE FURTHER NOTICE THAT THE LISTING OF A CONTRACT OR LEASE ON EXHIBIT A ATTACHED HERETO SHALL NOT BE DEEMED OR CONSTRUED AS A LIMITATION OR WAIVER OF THE DEBTORS’ ABILITY TO AMEND, MODIFY OR SUPPLEMENT THIS NOTICE WITH AN UPDATED CURE AMOUNT FOR A PARTICULAR SPECIFIED CONTRACT OR LEASE, WHICH UPDATED CURE AMOUNT MAY BE LOWER THAN THE ORIGINAL CURE AMOUNT LISTED HEREIN FOR SUCH PARTICULAR CONTRACT OR LEASE.

PLEASE TAKE FURTHER NOTICE THAT the inclusion of any document on the list of Assigned Contracts shall not constitute or be deemed to be a determination or admission by the Debtors or the Stalking Horse Bidder or other Successful Bidder that such document is, in fact, an executory contract or unexpired lease within the meaning of the Bankruptcy Code (all rights with respect thereto being expressly reserved).

Dated: December [ ], 2013 Wilmington, Delaware	YOUNG CONAWAY STARGATT & TAYLOR, LLP

Michael R. Nestor (No. 3526) Matthew B. Lunn (No. 4119) Jaime Luton Chapman (No. 4936) Rodney Square 1000 King Street Wilmington, Delaware 19801 Telephone: (302) 571-6660 Facsimile: (302) 571-1253

Proposed Counsel for the Debtors and Debtors in Possession

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EXHIBIT A

Cure Amount Schedule

Contract Counterparty	Description of Contract or Lease	Cure Amount